Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Amendment No. 1 on Form 10-Q/A to the quarterly report on Form 10-Q of Panda Ethanol, Inc. (the “Company”) for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (“Amendment No. 1”), I, Franklin Byrd, Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) Amendment No. 1 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 2, 2007	/S/ Franklin Byrd

Franklin Byrd
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Panda Ethanol, Inc. and will be retained by Panda Ethanol, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished as an exhibit to Amendment No. 1 pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.